Exhibit 99.1

WHITE MOUNTAINS REPORTS BOOK VALUE PER SHARE OF $352

HAMILTON, Bermuda (April 27, 2006) — White Mountains Insurance Group, Ltd. ended the first quarter with a fully converted tangible book value per share of $352, up 3% for the quarter and for the past twelve months, including dividends.

For the first quarter of 2006, adjusted comprehensive net income was $117 million compared to $75 million for the first quarter of 2005.  The current quarter includes a $21 million gain from foreign currency translation, principally due to the strengthening of the Swedish krona against the U.S. dollar, compared to a $25 million loss in the prior year’s first quarter.

CEO Steve Fass said, “Our businesses generally performed well in the quarter.  White Mountains Re reported an 88% combined ratio despite some development from the 2005 storms, reflecting both improved underwriting conditions and generally benign weather patterns during the quarter.  OneBeacon delivered an underwriting profit, while Esurance continued to grow rapidly at an acceptable loss ratio.  Finally, investments had a nice result, especially given the back-up in interest rates that occurred in the quarter.  Our equity portfolio continues to outperform.”

Net income for the first quarter was $96 million, compared to $176 million in the prior year.  The decline was primarily due to the receipt in the prior year’s first quarter of a $74 million pretax special dividend from Montpelier Re.

OneBeacon

OneBeacon’s pretax income for the first quarter of 2006 was $76 million, compared to $160 million for the first quarter of 2005.  This decline was also impacted by the Montpelier Re special dividend. The GAAP combined ratio for the first quarter of 2006 was 99%, versus 95% for the first quarter of 2005.  The first quarter of 2005 included the results of National Farmer’s Union (“NFU”), which lowered the combined ratio by 2 points and was sold in the third quarter of 2005.

Net written premiums were $474 million for the first quarter, down 9% from $520 million in the prior year’s first quarter, reflecting both the sale of NFU, which accounted for net written premiums of $49 million in last year’s first quarter, and the planned reduction in personal lines premium in certain states.  The decrease was partially offset by growth in net written premiums in commercial lines and in specialty lines other than NFU.

Mike Miller, CEO of OneBeacon said, “OneBeacon produced another quarter with a combined ratio under 100%.  With our Northeast concentration, we historically have had higher combined ratios in personal and commercial lines in the first quarter compared to the full year.  I am pleased with the composition of our book and expect us to deliver a solid underwriting profit again in 2006.”

White Mountains Re

White Mountains Re’s pretax income for the first quarter of 2006 was $84 million, compared to $55 million for the first quarter of 2005.  The GAAP combined ratio for the first quarter of 2006 was 88%, versus 99% for the first quarter of 2005.  Net written premiums were $429 million, up slightly from $419 million in the prior year’s first quarter.

White Mountains Re experienced $10 million of pretax net adverse development in the first quarter of 2006, which consisted of $36 million pretax on the 2005 storms ($8 million, $18 million and $10 million on Katrina, Rita and Wilma, respectively), offset by $26 million of favorable development, primarily from property lines that were not impacted by catastrophes.  In addition, the first quarter of 2005 contained the impact of European Storm Erwin.

Tom Hutton, CEO of White Mountains Re said, “Although our premiums are only up slightly, we have taken significant price increases and reduced exposure in catastrophe-prone areas.  As a result, we have a less risky book of business than we did at this time last year.”

Esurance

Esurance’s pretax loss for the first quarter of 2006 was $4 million, compared to pretax income of $2 million for the first quarter of 2005.  Net written premiums grew 82% for the quarter to $141 million.  The first quarter loss was impacted by elevated claims costs due to hail storm and tornado activity in the midwest, along with increased investment in national television advertising.  As a result, the GAAP combined ratio was 110% for the first quarter of 2006, compared to 104% for the first quarter of the prior year.

Gary Tolman, CEO of Esurance, stated, “During the first quarter, we continued to aggressively grow our policyholder base.  Although our loss ratio was higher than in previous quarters from hail storms and tornados, it remains within an acceptable range.  We are still happy to grow premium rapidly, as we believe we are further building our intrinsic business value.”

Other Operations

White Mountains’ Other Operations reported a pretax loss of $43 million for the first quarter of 2006, compared to pretax income of $7 million for the first quarter of 2005. The first quarter of 2005 included $42 million more of dividends from Montpelier Re than the first quarter of 2006.

Investment Activities

The GAAP pretax total return on invested assets for the first quarter of 2006 was 1.4%, compared to 0.4% for the first quarter of 2005.

Mark Dorcus, President of White Mountains Advisors, said, “Our investment strategy worked well during the first quarter.  By focusing on maintaining a high quality, short duration fixed income portfolio, we significantly outperformed the industry benchmarks.  In addition, our equity portfolio return continued to outpace the S&P 500 despite an additional decline in the value of our Montpelier Re investment.  We also benefited from the strengthening of the Swedish krona against the U.S. dollar.”

Additional Information

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol WTM. Additional financial information and other items of interest are available at the Company’s website located at www.whitemountains.com. The Company expects to file its Form 10-Q with the Securities and Exchange Commission on or before May 10, 2006 and urges shareholders to refer to that document for more complete information concerning White Mountains’ financial results.

Regulation G

This earnings release includes two non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures.  White Mountains believes these measures to be more relevant than comparable GAAP measures in evaluating White Mountains’ financial performance.

Adjusted comprehensive net income is a non-GAAP measure that excludes the change in net unrealized gains from Symetra’s fixed maturity portfolio from comprehensive net income.  GAAP requires these assets to be marked-to-market, which results in gains during periods when interest rates fall and losses in periods when interest rates rise.  Because the liabilities related to the life insurance and structured settlement products that these assets support are not marked to market, it is likely that the economic impact on Symetra would be the opposite of that shown under GAAP  (i.e., in general, Symetra’s intrinsic value increases when interest rates rise and decreases when interest rates fall).  The reconciliation of adjusted comprehensive net income to comprehensive net income is included on page 7.

Fully converted tangible book value per share is a non-GAAP measure which is derived by expanding the GAAP book value per share calculation to include the effects of assumed conversion of all convertible securities and to exclude any unamortized goodwill and net unrealized gains from Symetra’s fixed maturity portfolio.  The reconciliation of fully converted tangible book value per share to book value per share is included on page 6.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The earnings release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements.  The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements.  These forward-looking statements include, among others, statements with respect to White Mountains’:

•                        growth in book value per share or return on equity;

•                        business strategy;

•                        financial and operating targets or plans;

•                        incurred losses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;

•                        projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•                        expansion and growth of our business and operations; and

•                        future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

•                        the risks associated with Item 1A of White Mountains’ 2005 Annual Report on Form 10-K;

•                        claims arising from catastrophic events, such as hurricanes, earthquakes, floods or terrorist attacks;

•                        the continued availability of capital and financing;

•                        general economic, market or business conditions;

•                        business opportunities (or lack thereof) that may be presented to it and pursued;

•                        competitive forces, including the conduct of other property and casualty insurers and reinsurers;

•                        changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its clients;

•                        an economic downturn or other economic conditions adversely affecting its financial position;

•                        recorded loss reserves subsequently proving to have been inadequate;

•                        other factors, most of which are beyond White Mountains’ control.

        Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.

WHITE MOUNTAINS INSURANCE GROUP, LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(millions, except share amounts)

(Unaudited)

	March 31,	December 31,	March 31,
	2006	2005	2005
Assets

Fixed maturity investments	$7,265.5	$7,582.7	$7,407.0
Common equity securities	1,107.0	967.8	1,023.1
Short-term investments	949.7	727.8	1,069.6
Other investments	506.8	588.1	522.0

Total investments	9,829.0	9,866.4	10,021.7

Reinsurance recoverable on unpaid losses	4,860.0	5,025.7	3,672.8
Reinsurance recoverable on paid losses	96.1	77.0	113.9
Funds held by ceding companies	566.1	620.4	949.9
Insurance and reinsurance premiums receivable	1,099.2	1,014.3	1,039.3
Securities lending collateral	496.2	674.9	646.4
Investments in unconsolidated insurance affiliates	437.5	479.7	450.6
Deferred acquisition costs	312.2	288.4	311.3
Ceded unearned premiums	214.2	200.7	264.5
Accounts receivable on unsettled investment sales	45.7	21.7	119.2
Other assets	1,125.2	1,148.9	1,240.6

Total assets	$19,081.4	$19,418.1	$18,830.2

Liabilities

Loss and loss adjustment expense reserves	$9,987.0	$10,231.2	$9,199.8
Reserves for structured contracts	222.8	224.6	361.6
Unearned insurance and reinsurance premiums	1,742.4	1,582.0	1,821.5
Debt	779.1	779.1	777.4
Securities lending payable	496.2	674.9	646.4
Preferred stock subject to mandatory redemption	240.4	234.0	216.9
Ceded reinsurance payable	173.7	204.5	233.4
Funds held under reinsurance treaties	131.5	171.4	160.2
Accounts payable on unsettled investment purchases	165.7	43.4	66.0
Other liabilities	1,270.4	1,439.8	1,434.5

Total liabilities	15,209.2	15,584.9	14,917.7

Common Shareholders' Equity

Common shares and paid-in surplus	1,726.0	1,725.3	1,725.6
Retained earnings	1,983.4	1,899.8	1,850.7
Accumulated other comprehensive income (loss), after tax:
Net unrealized gains on investments	200.2	209.7	282.6
Equity in net unrealized gains (losses) from Symetra's fixed maturity portfolio	(32.6)	24.2	32.1
Net unrealized foreign currency translation gains (losses) and other	(4.8)	(25.8)	21.5

Total common shareholders' equity	3,872.2	3,833.2	3,912.5

Total liabilities and common shareholders' equity	$19,081.4	$19,418.1	$18,830.2

Common shares outstanding (000's)	10,780	10,779	10,775
Common and equivalent shares outstanding (000's)	10,814	10,814	10,819

WHITE MOUNTAINS INSURANCE GROUP, LTD.

FULLY CONVERTED TANGIBLE BOOK VALUE PER COMMON AND EQUIVALENT SHARE

(Unaudited)

	March 31,	December 31,	March 31,
	2006	2005	2005
Book value per share numerators (in millions):

Common shareholders’ equity	$3,872.2	$3,833.2	$3,912.5
Benefits to be received from share obligations under employee benefit plans	5.1	5.1	6.5
Remaining adjustment of subsidiary preferred stock to face value	(79.6)	(86.0)	(103.1)
Book value per share numerator	3,797.7	3,752.3	3,815.9
Equity in net unrealized (gains) losses from Symetra’s fixed maturity portfolio	32.6	(24.2)	(32.1)
Goodwill	(23.8)	(24.4)	(19.8)
Fully converted tangible book value per common and equivalent share numerator	$3,806.5	$3,703.7	$3,764.0

Book value per share denominators (in thousands of shares):

Common Shares outstanding	10,780.1	10,779.2	10,774.6
Share obligations under employee benefits plans	33.4	34.3	44.7
Fully converted tangible book value per common and equivalent share denominator	10,813.5	10,813.5	10,819.3

Book value per common and equivalent share	$351.19	$347.00	$352.69
Fully converted tangible book value per common and equivalent share	$352.01	$342.51	$347.89

WHITE MOUNTAINS INSURANCE GROUP, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(millions, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2006	2005
Revenues:
Earned insurance and reinsurance premiums	$901.0	$955.0
Net investment income	98.5	173.9
Net realized investment gains	28.5	37.1
Other revenue	29.8	59.3

Total revenues	1,057.8	1,225.3
Expenses:
Loss and loss adjustment expenses	564.0	619.3
Insurance and reinsurance acquisition expenses	185.6	189.1
Other underwriting expenses	115.9	122.2
General and administrative expenses	47.5	37.7
Accretion of fair value adjustment to loss and loss adjustment expense reserves	5.2	9.9
Interest expense on debt	11.7	11.6
Interest expense - dividends on preferred stock subject to mandatory redemption	7.6	7.6
Interest expense - accretion on preferred stock subject to mandatory redemption	6.4	5.0

Total expenses	943.9	1,002.4

Pretax income	113.9	222.9

Income tax provision	(26.9)	(56.3)

Net income before equity in earnings of unconsolidated affiliates	87.0	166.6

Equity in earnings of unconsolidated insurance affiliates	9.0	9.7

Net income	96.0	176.3

Change in net unrealized gains on investments	(57.1)	(101.4)
Change in foreign currency translation and other	21.0	(24.6)

Comprehensive net income	59.9	50.3

Add back: Change in net unrealized gains and losses from Symetra's fixed maturity portfolio	56.8	24.5

Adjusted comprehensive net income	$116.7	$74.8

Basic earnings per share	$8.92	$16.38

Diluted earnings per share	$8.89	$16.24

Dividends declared and paid per common share	$2.00	$2.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.

QTD SEGMENT INCOME STATEMENT

(in millions)

(Unaudited)

For the Three Months Ended March 31, 2006

	OneBeacon	WM Re	Esurance	Other	Total
Revenues:
Earned insurance and reinsurance premiums	$480.2	$315.6	$105.2	$—	$901.0
Net investment income	42.2	41.1	3.6	11.6	98.5
Net realized investment gains (losses)	27.3	2.5	0.9	(2.2)	28.5
Other revenue	17.2	4.4	2.1	6.1	29.8

Total revenues	566.9	363.6	111.8	15.5	1,057.8
Expenses:
Loss and loss adjustment expenses	303.7	186.6	75.2	(1.5)	564.0
Insurance and reinsurance acquisition expenses	86.3	70.3	29.0	—	185.6
Other underwriting expenses	83.9	20.4	11.1	0.5	115.9
General and administrative expenses	16.3	2.2	—	29.0	47.5
Accretion of fair value adjustment to loss and lae reserves	—	(0.6)	—	5.8	5.2
Interest expense on debt	0.7	0.4	—	10.6	11.7
Interest expense - dividends and accretion on preferred stock subject to mandatory redemption	—	—	—	14.0	14.0

Total expenses	490.9	279.3	115.3	58.4	943.9

Pretax income (loss)	$76.0	$84.3	$(3.5)	$(42.9)	$113.9

For the Three Months Ended March 31, 2005

	OneBeacon	WM Re	Esurance	Other	Total
Revenues:
Earned insurance and reinsurance premiums	$545.4	$349.7	$59.9	$—	$955.0
Net investment income	87.8	31.9	2.1	52.1	173.9
Net realized investment gains (losses)	45.8	7.9	1.0	(17.6)	37.1
Other revenue	16.6	19.8	0.9	22.0	59.3

Total revenues	695.6	409.3	63.9	56.5	1,225.3
Expenses:
Loss and loss adjustment expenses	338.6	239.1	40.9	0.7	619.3
Insurance and reinsurance acquisition expenses	100.1	75.4	13.6	—	189.1
Other underwriting expenses	80.8	33.6	7.5	0.3	122.2
General and administrative expenses	16.3	2.3	—	19.1	37.7
Accretion of fair value adjustment to loss and lae reserves	—	3.4	—	6.5	9.9
Interest expense on debt	0.3	0.6	—	10.7	11.6
Interest expense - dividends and accretion on preferred stock subject to mandatory redemption	—	—	—	12.6	12.6

Total expenses	536.1	354.4	62.0	49.9	1,002.4

Pretax income	$159.5	$54.9	$1.9	$6.6	$222.9

WHITE MOUNTAINS INSURANCE GROUP, LTD.

SUMMARY OF GAAP RATIOS AND PREMIUMS

(Unaudited)

Three Months Ended March 31, 2006	OneBeacon				WM Re	Esurance
	Specialty	Personal	Commercial	Total (1)
GAAP Ratios
Loss and LAE	62%	66%	57%	63%	59%	72%
Expense	31%	34%	40%	36%	29%	38%
Total Combined	93%	100%	97%	99%	88%	110%
Dollars in millions
Net written premiums	$185.4	$126.8	$152.2	$474.3	$428.7	$140.9
Earned premiums	$173.4	$143.4	$153.4	$480.2	$315.6	$105.2

Three Months Ended March 31, 2005	OneBeacon				WM Re	Esurance
	Specialty	Personal	Commercial	Total (1)
GAAP Ratios
Loss and LAE	54%	63%	57%	62%	68%	68%
Expense	29%	32%	43%	33%	31%	36%
Total Combined	83%	95%	100%	95%	99%	104%
Dollars in millions
Net written premiums	$216.7	$155.2	$136.2	$519.8	$419.4	$77.5
Earned premiums	$203.5	$170.5	$158.8	$545.4	$349.7	$59.9

(1) Includes results from run off operations and reciprocals.